Exhibit 99.1
News Release

For immediate release
November 13, 2020
Digirad Corporation Reports Financial Results for the
Third Quarter and Nine Months Ended September 30, 2020
Suwanee, GA. - Digirad Corporation (Nasdaq: DRAD; DRADP) (“Digirad” or the “Company”) reported today its financial results for the third quarter (Q3) and nine months (9M) ended September 30, 2020.
Q3 2020 Financial Highlights vs. Q3 2019*
•Total revenue increased to $30.4 million from $28.3 million
•Gross profit decreased to $4.8 million from $5.2 million
•Net loss from continuing operations was $1.8 million (or $0.37 per basic and diluted share) compared to a net loss of continuing operations $1.5 million (or $0.74 per basic and diluted share) **
•Non-GAAP adjusted EBITDA from continuing operations decreased to $1.1 million from $2.0 million
•Non-GAAP free cash outflow of $2.2 million versus inflow of $0.4 million
•Cash and cash equivalents and restricted cash of $4.4 million versus $1.7 million and net debt of $18.9 million versus $21.4 million

9M 2020 Financial Highlights vs. 9M 2019*
•Total revenue increased to $81.6 million from $78.0 million
•Gross profit decreased to $13.3 million from $14.2 million
•Net loss from continuing operations was $6.0 million (or $1.83 per basic and diluted share) compared to a net loss from continuing operations of $4.6 million (or $2.27 per basic and diluted share) **
•Non-GAAP adjusted EBITDA from continuing operations decreased to $3.4 million from $4.9 million
•Non-GAAP free cash outflow of $2.3 million versus inflow of $1.6 million

* Since September 10, 2019, Digirad has been operating as a diversified holding company (“HoldCo”) with three divisions: Healthcare, Building & Construction, and Real Estate & Investments. Digirad’s Q3 2020 and 9M 2020 results include financial and operational data for the two newly created divisions - Building & Construction and Real Estate & Investments. Partial operational and financial data were recorded in the 2019 corresponding periods for these two divisions.
** In May 28, 2020, Digirad completed a public offering through the issuance of 2,225,000 shares of its common stock. Per share amounts for Q3 2020 and 9M 2020 periods, reflect the new share count. For the nine months ended September 30, 2020, there were 395,140 warrants exercised and converted into 197,570 shares of common stock.
Subsequent to the end of the quarter, the Company entered into a Stock Purchase Agreement (“Agreement”) with Knob Creek Acquisition Corp., to sell its DMS Health Technologies, Inc. (“DMS Health”) business unit. The initial purchase price under the Agreement is $18.75 million. The Agreement is subject to customary closing conditions and is expected to close in January 2021.
Jeff Eberwein, Chairman of Digirad, noted, “Our Q3 2020 operating and financial results continued to be impacted by the slowdown due to COVID-19. Although doctor offices and hospitals started to return to normal operations in Q3, activity levels remained below normal during the quarter, causing our Healthcare division’s revenue and gross profit to be lower than the prior year quarter. Our Diagnostic Services business has begun to rebound, but our Diagnostic Imaging business has seen a slowdown in camera sales due to purchase delays related to capital funding decisions driven by the pandemic.”
“Our Building & Construction division has significant momentum as shown by Q3 revenue increasing 70% versus the preceding quarter. KBS Builders, Inc. (“KBS”), our modular building manufacturing business focused on the Northeast, increased production at its South Paris, Maine plant in Q3 due to recently won commercial projects. In addition, KBS recently re-opened an ancillary building at its previously idle Oxford, Maine plant to manufacture wall panels for the New England market, creating a new business line for KBS. Because of the strong demand outlook for KBS, we are studying ways to increase our production capacity and are excited about the outlook for this business.”

Mr. Eberwein concluded, “We continue to execute on our HoldCo growth strategy and value enhancement initiatives to maximize stockholder value. Our HoldCo structure allows division CEOs to focus on operations and organic growth while HoldCo management focuses on corporate strategy and capital allocation. In addition to looking for attractive bolt-on acquisitions for our existing operating businesses, we are also looking to create new business divisions in the future through the disciplined acquisition of businesses complementary to our HoldCo structure. Furthermore, the sale of DMS Health, once completed, will substantially improve our balance sheet and better position us to fund high-return internal growth investments and pursue acquisitions.”

Revenue

The Company’s total Q3 2020 revenue increased by 7.1% to $30.4 million from $28.3 million in the third quarter of the prior year. 9M 2020 total revenue of $81.6 million increased by 4.5% from 9M 2019 revenue of $78.0 million.

Revenue in $ thousands	Q3 2020	Q3 2019	% change	9M 2020	9M 2019	% change
Healthcare	$21,794	$25,596	(14.9)%	$62,441	$75,306	(17.1)%
Building & Construction	8,542	2,729	213.0%	19,061	2,729	598.5%
Real Estate & Investments	175	43	307.0%	525	43	1,120.9%
Corporate, eliminations and other	(158)	(35)	351.4%	(475)	(35)	1,257.1%
Total Revenue	$30,353	$28,333	7.1%	$81,552	$78,043	4.5%

Revenue for the Healthcare division for Q3 2020 decreased from Q3 2019 by $3.8 million due to the slowdown related to the COVID-19 pandemic. Although many doctor offices have reopened and many hospitals have started to once again perform non-emergency procedures, activity remains below pre-COVID levels.

The increase in revenue for the Building & Construction division was due to a full quarter of operational and financial data in Q3 2020 compared to only a partial quarter in 2019 and an increase in KBS activity levels due to $2.2 million revenue recognized from recently won commercial projects. More importantly, in Q3 2020, Building & Construction division revenue increased to $8.5 million from $5.0 million Q2 2020, representing a 70% increase.

Gross Profit

Gross Profit in $ thousands	Q3 2020	Q3 2019	% change	9M 2020	9M 2019	% change
Healthcare	$3,630	$4,777	(24.0)%	$10,739	$13,939	(23.0)%
Building & Construction	1,253	477	162.7%	2,709	477	467.9%
Real Estate & Investments	110	(23)	(578.3)%	329	(200)	(264.5)%
Corporate, eliminations and other	(158)	(35)	351.4%	(475)	(35)	1,257.1%
Total Gross Profit	$4,835	$5,196	(6.9)%	$13,302	$14,181	(6.2)%

Q3 2020 gross profit for the Healthcare division decreased by 24.0% from the prior year’s quarter due to reduced revenue as a result of the COVID-19 pandemic. Additionally, some costs remained fairly constant such as employee costs, insurance, workers compensation, rents, utilities, and repairs and maintenance. Q3 2020 gross profit for Building & Construction division increased by 162.7% from the prior year’s quarter due to a full quarter in 2020 versus a partial quarter in 2019 and increased production activity due to recently won commercial projects.
Operating Expenses
Q3 2020 marketing, sales, general and administrative (MSG&A) expenses increased by 12.5% or $0.6 million from the prior year period, mainly due an increase in expenses from including a full quarter of the Building & Construction division compared to only 20 days in three months ended September 30, 2019. Similarly, our 9M 2020 MSG&A expenses increased by 13.0% or $1.9 million, compared to the same period of 2019 due to an increase of $2.7 million of expenses from the Building & Construction division and offset by a $0.8 million decrease from the Digirad Health division.
Non-GAAP Adjusted EBITDA
Q3 2020 non-GAAP adjusted EBITDA from continuing operations decreased to $1.1 million from $2.0 million in the same quarter of the prior year due to lower revenue generated from high-margin mobile scanning services because of the COVID-19 pandemic. 9M 2020 non-GAAP adjusted EBITDA from continuing operations decreased to $3.4 million, compared to $4.9 million in the prior year period, reflecting COVID-19 impact.

Net Loss
Q3 2020 net loss from continuing operations was $1.8 million, or $0.37 per basic and diluted share, compared to net loss of $1.5 million, or $0.74 per basic and diluted share, in the same period in the prior year. Q3 2020 non-GAAP adjusted net loss from continuing operations was $0.9 million, or $0.19 per basic and diluted share, compared to adjusted net income from continuing operations of $14 thousand, or $0.01 per basic and diluted share, in the prior year period.
9M 2020 net loss from continuing operations was $6.0 million, or $1.83 per basic and diluted share, compared to net loss from continuing operations of $4.6 million, or $2.27 per basic and diluted share, in the same period in the prior year. 9M 2020 non-GAAP adjusted net loss from continuing operations decreased to $2.9 million, or $0.89 per basic and diluted share, compared to adjusted net loss from continuing operations of $0.9 million, or $0.46 per basic and diluted share, in the prior year period.
Operating cash flow
Q3 2020 cash flow from operations was an outflow of $1.9 million, compared to an outflow of $1.1 million for the same period in the prior year due to increased investment in working capital to fund the revenue growth in the Building & Construction division. 9M 2020 cash flow from operations was an outflow of $1.9 million, compared to an outflow of $0.8 million for the prior year period.
Free Cash Flow
The Company calculates a non-GAAP measure of free cash flow. The Company defines free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment, plus net dispositions of property and equipment, and the acquisition-related net working capital. The Company believes this measure of free cash flow provides management and investors further useful information about cash generation (or use) in our primary operations.
Q3 2020 non-GAAP free cash flow was an outflow of $2.2 million, compared to an inflow of $0.4 million in the same quarter of the prior year period. 9M 2020 non-GAAP free cash flow was an outflow of $2.3 million, compared to an inflow of $1.6 million in the prior year period also due to increased investment in working capital to fund the revenue growth in the Building & Construction division.
Net Operating Loss Carryforward (NOL)
Digirad Corporation has approximately $91.6 million of usable net operating losses (“NOL”) in the U.S. as of year-end 2019, which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a charter amendment in place limiting beneficial ownership of Digirad common stock to 4.99%. Stockholders who wish to own more than 4.99% of Digirad common stock, or who already own more than 4.99% of Digirad common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.
Conference Call Information
A conference call is scheduled for 11:00 a.m. ET (8:00 a.m. PT) on November 13, 2020 to discuss the results and management’s outlook. The call may be accessed by dialing 1-877-407-9039 (international callers: +1-201-689-8470) five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at http://ir.digirad.com/events-presentations; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

If you have any questions, either prior to or after our scheduled Earnings Conference call, please e-mail ir@digirad.com or lcati@equityny.com.

Use of Non-GAAP Financial Measures by Digirad Corporation

This release presents the non-GAAP financial measures “adjusted net income (loss),” “adjusted net income (loss) per basic and diluted share,” “free cash flow”, and “adjusted EBITDA from continuing operations.” The most directly comparable measure for these non-GAAP financial measures are “net income and basic and diluted net income per share”, and “cash flows from operating activities”. The Company has included below unaudited adjusted financial information, which presents the Company’s results of operations after excluding acquired intangible asset amortization, one time transaction costs, litigation costs, restructuring costs, loss on sale of buildings, COVID-19 protection equipment, unrealized gain (loss) on available-for-sale securities, non-recurring costs related to sales and use tax and income tax adjustments. Further excluded in the measure of adjusted EBITDA are interest, taxes, depreciation, amortization, and stock-based compensation.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Digirad’s financial condition and results of operations is included as Exhibit 99.2 to Digirad’s report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2020.
About Digirad Corporation
Digirad Corporation is a diversified holding company with three divisions: Healthcare, Building & Construction, and Real Estate & Investments.
Healthcare Division (Digirad Health)
Digirad Health designs, manufactures, and distributes diagnostic medical imaging products and services. Digirad Health operates in three businesses: Diagnostic Imaging, Diagnostic Services, and Mobile Healthcare. The Diagnostic Imaging business designs, manufactures, and sells proprietary solid-state gamma cameras. It also services the installed base of these proprietary cameras. The Diagnostic Services business offers imaging and monitoring services to healthcare providers as an alternative to purchasing equipment or outsourcing procedures. The Mobile Healthcare business provides contract diagnostic imaging, including computerized tomography (“CT”), magnetic resonance imaging (“MRI”), positron emission tomography (“PET”), PET/CT, and nuclear medicine and healthcare expertise through a convenient, mobile service.
Building & Construction Division (ATRM)
ATRM Holdings, Inc. (“ATRM”) manufactures modular housing units for commercial and residential real estate projects. ATRM operates in two businesses: (i) modular building manufacturing and (ii) structural wall panel and wood foundation manufacturing, including building supply retail operations. The modular building manufacturing business is operated by KBS Builders, Inc. (“KBS”), the structural wall panel and wood foundation manufacturing segment is operated by EdgeBuilder, Inc. (“EdgeBuilder”), and the retail building supplies are sold through Glenbrook Building Supply, Inc. (“Glenbrook”). KBS, EdgeBuilder, and Glenbrook are wholly-owned subsidiaries of ATRM, which is a wholly-owned subsidiary of Digirad.
Real Estate & Investments Division
This business division manages the Company’s real estate assets and investments.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release that are not statements of historical fact are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking Statements include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to acquisitions and related integration, development of commercially viable products, novel technologies, and modern applicable services, (ii) projections of income (including income/loss), EBITDA, earnings (including earnings/loss) per share, free cash flow (FCF), capital expenditures, cost reductions, capital structure or other financial items, (iii) the future financial performance of Digirad Corporation or acquisition targets and (iv) the assumptions underlying or relating to any statement described above. Moreover, forward-looking statements necessarily involve assumptions on the Company’s part. These forward-looking statements generally are identified by the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “intend”, “plan”, “should”, “may”, “will”, “would”, “will be”, “will continue” or similar expressions. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described above as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the substantial amount of debt of the Company and the Company’s ability to repay or refinance it or incur additional debt in the future; the Company’s need for a significant amount of cash to service and repay the debt and to pay dividends on the Company’s preferred stock; the restrictions contained in the debt agreements that limit the discretion of management in operating the business; legal, regulatory, political and economic risks in markets and public health crises that reduce economic activity and cause restrictions on operations (including the recent coronavirus COVID-19 outbreak); the length of time associated with servicing customers; losses of significant contracts or failure to get potential contracts being discussed; disruptions in the relationship with third party vendors; accounts receivable turnover; insufficient cash flows and resulting lack of liquidity; the Company's inability to expand the Company's business; unfavorable changes in the extensive governmental legislation and regulations governing healthcare providers and the provision of healthcare services and the competitive impact of such changes (including unfavorable changes to reimbursement policies); high costs of regulatory compliance; the liability and compliance costs regarding environmental regulations; the underlying condition of the technology support industry; the lack of product diversification; development and introduction of new technologies and intense competition in the healthcare industry; existing or increased competition; risks to the price and volatility of the Company’s common stock and preferred stock; stock volatility and in liquidity; risks to preferred stockholders of not receiving dividends and risks to the Company’s ability to pursue growth opportunities if the Company continues to pay dividends according to the terms of the Company’s preferred stock; the Company’s ability to execute on its business strategy (including any cost reduction plans); the Company’s failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; risks associated with the Company’s possible pursuit of acquisitions; the Company’s ability to consummate successful acquisitions and execute related integration, including to successfully integrate ATRM’s operations and realize the synergies from the acquisition of ATRM, as well as factors related to the Company’s business (including ATRM) including economic and financial market conditions generally and economic conditions in the Company’s markets; failure to keep pace with evolving technologies and difficulties integrating technologies; system failures; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; and the continued demand for and market acceptance of the Company’s services. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. This release reflects management’s views as of the date presented.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

For more information contact:
Digirad Corporation	The Equity Group
Jeffrey E. Eberwein	Lena Cati
Chairman of the Board	The Equity Group
203-489-9501	212-836-9611
ir@digirad.com	lcati@equityny.com

(Financial tables follow)

Digirad Corporation
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(In thousands, except for per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2020	2019	2020	2019
Revenues:
Healthcare	$21,794	$25,596	$62,441	$75,306
Building & Construction	8,542	2,729	19,061	2,729
Real Estate & Investments	17	8	50	8
Total revenues	30,353	28,333	81,552	78,043
Cost of revenues:
Healthcare	18,164	20,819	51,702	61,367
Building & Construction	7,289	2,252	16,352	2,252
Real Estate & Investments	65	66	196	243
Total cost of revenues	25,518	23,137	68,250	63,862
Gross profit	4,835	5,196	13,302	14,181
Operating expenses:
Marketing, sales and general and administrative expenses	5,566	4,948	16,545	14,648
Amortization of intangible assets	802	399	2,420	965
Merger and finance costs	—	1,058	—	2,058
Total operating expenses	6,368	6,405	18,965	17,671
Loss from operations	(1,533)	(1,209)	(5,663)	(3,490)
Other income (expense):
Other income (expense), net	135	3	967	(200)
Interest expense, net	(356)	(292)	(1,214)	(727)
Loss on sale of building	—	(4)	—	(236)
Loss on extinguishment of debt	—	—	—	(151)
Total other expense	(221)	(293)	(247)	(1,314)
Loss before income taxes	(1,754)	(1,502)	(5,910)	(4,804)
Income tax (expense) benefit	(6)	(2)	(90)	168
Net loss from continuing operations	(1,760)	(1,504)	(6,000)	(4,636)
Net income from discontinued operations	—	—	—	266
Net loss	(1,760)	(1,504)	(6,000)	(4,370)
Deemed dividend on Series A redeemable preferred stock	(474)	(106)	(1,442)	(106)
Net loss attributable to common shareholders	$(2,234)	$(1,610)	$(7,442)	$(4,476)

Net loss per share, attributable to common shareholders — basic and diluted:	$(0.47)	$(0.79)	$(2.27)	$(2.20)
Weighted-average shares outstanding – basic and diluted	4,724	2,046	3,280	2,038

Net loss	$(1,760)	$(1,504)	$(6,000)	$(4,370)
Other comprehensive income (loss):
Reclassification of tax provision impact	—	—	—	22
Total other comprehensive income	—	—	—	22
Comprehensive loss	$(1,760)	$(1,504)	$(6,000)	$(4,348)

Digirad Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share amounts)

	September 30, 2020	December 31, 2019
Assets:
Current assets:
Cash and cash equivalents	$4,267	$1,821
Restricted cash	169	240
Equity securities	31	26
Accounts receivable, net	15,751	18,571
Inventories, net	9,000	7,097
Other current assets	2,360	1,794
Total current assets	31,578	29,549
Property and equipment, net	18,129	22,138
Operating lease right-of-use assets	4,631	4,827
Intangible assets, net	20,484	22,903
Goodwill	9,978	9,978
Other assets	1,155	1,165
Total assets	$85,955	$90,560

Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,025	$8,932
Accrued compensation	3,735	4,579
Accrued warranty	237	421
Deferred revenue	2,293	1,786
Short-term debt and current portion of long-term debt	4,260	4,036
Payable to related parties	2,155	1,920
Operating lease liabilities, current portion	1,839	1,866
Other current liabilities	3,355	4,638
Total current liabilities	24,899	28,178
Long-term debt, net of current portion	16,896	17,038
Deferred tax liabilities	90	23
Operating lease liabilities, net of current portion	2,881	3,073
Other liabilities	1,031	1,551
Total liabilities	45,797	49,863

Preferred stock, $0.0001 par value: 10,000,000 shares authorized: 10% Series A Cumulative Redeemable preferred stock, 8,000,000 shares liquidation preference ($10.00 per share), 1,915,637 shares issued or outstanding at September 30, 2020 and December 31, 2019, respectively	21,041	19,602

Stockholders’ equity:
Common stock, $0.0001 par value: 30,000,000 shares authorized; 4,750,951 and 2,050,659 shares issued and outstanding (net of treasury shares) at September 30, 2020 and December 31, 2019, respectively	—	—
Treasury stock, at cost; 258,849 shares at September 30, 2020 and December 31, 2019, respectively	(5,728)	(5,728)
Additional paid-in capital	149,374	145,352
Accumulated deficit	(124,529)	(118,529)
Total stockholders’ equity	19,117	21,095
Total liabilities, mezzanine equity and stockholders’ equity	$85,955	$90,560

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net loss from continuing operations	$(1,760)	$(1,504)	$(6,000)	$(4,636)
Acquired intangible amortization	802	399	2,420	965
Unrealized gain on equity securities (1)	(53)	(6)	(33)	(29)
Litigation costs (2)	65	—	244	—
Restructuring costs (3)	—	60	—	122
Loss on extinguishment of debt	—	—	—	151
Loss on sale of buildings	—	4	—	236
Write-off of DMS assets due to litigation (4)	7	—	142	—
Write-off of Star Real Estate Holding assets	—	—	—	143
Transaction cost (5)	—	1,059	115	2,015
Write-off of preferred stock issuance cost (6)	—	—	—	273
COVID -19 protection equipment (7)	17	—	46	—
Sales and use tax costs (8)	—	—	73	—
Income tax expense (benefit)	6	2	90	(168)
Non-GAAP adjusted net (loss) income from continuing operations	$(916)	$14	$(2,903)	$(928)

Net loss per diluted share from continuing operations	$(0.37)	$(0.74)	$(1.83)	$(2.27)
Acquired intangible amortization	0.17	0.20	0.74	0.47
Unrealized gain on equity securities (1)	(0.01)	—	(0.01)	(0.01)
Litigation costs (2)	0.01	—	0.07	—
Restructuring costs (3)	—	0.03	—	0.06
Loss on extinguishment of debt	—	—	—	0.07
Loss on sale of buildings	—	—	—	0.12
Write-off of DMS assets due to litigation (4)	—	—	0.04	—
Write-off of Star Real Estate Holding assets	—	—	—	0.07
Transaction cost (5)	—	0.52	0.04	0.99
Write-off of preferred stock issuance cost (6)	—	—	—	0.13
COVID -19 Protection Equipment (7)	—	—	0.01	—
Sales and use tax costs (8)	—	—	0.02	—
Income tax expense (benefit)	—	—	0.03	(0.08)
Non-GAAP adjusted net (loss) income per basic and diluted share from continuing operations (9)	$(0.19)	$0.01	$(0.89)	$(0.46)

(1)Reflects change in fair value of investments in equity securities.
(2)Reflects one time litigation costs.
(3)Reflects severance related costs.
(4)Reflects write-off of assets related to litigation.
(5)Reflects legal and other costs related to the ATRM merger and HoldCo conversion.
(6)Reflects write-off of costs related to a potential offering of preferred stock the Company did not complete.
(7)Reflects purchases related to COVID -19 Protection Equipment.
(8)Reflects additional sales and use tax as a result of a South Dakota sales tax audit.

(9)Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands)

For The Three Months Ended September 30, 2020	Diagnostic Services	Diagnostic Imaging	Mobile Healthcare	Building & Construction	Real Estate & Investments	Corporate, eliminations and other	Total

Net income (loss) from continuing operations	$1,438	$270	$174	$(628)	$92	$(3,106)	$(1,760)
Depreciation and amortization	280	60	1,388	580	65	—	2,373
Interest expense	18	15	6	214	—	103	356
Income tax expense	—	2	—	4	—	—	6
EBITDA from continuing operations	1,736	347	1,568	170	157	(3,003)	975

Unrealized gain on equity securities (1)	—	—	—	—	—	(53)	(53)
Litigation costs (2)	—	—	—	—	—	65	65
Stock-based compensation	—	—	—	—	—	122	122
Write-off of DMS assets due to litigation (4)	—	—	7	—	—	—	7
Personal Protection Equipment (7)	—	17	—	—	—	—	17
Non-GAAP adjusted EBITDA from continuing operations	$1,736	$364	$1,575	$170	$157	$(2,869)	$1,133

For The Three Months Ended September 30, 2019	Diagnostic Services	Diagnostic Imaging	Mobile Healthcare	Building & Construction	Real Estate & Investments	Corporate, eliminations and other	Total

Net income (loss) from continuing operations	$1,319	$828	$299	$(163)	$(66)	$(3,721)	$(1,504)
Depreciation and amortization	333	64	1,272	124	182	—	1,975
Interest expense	22	—	11	39	—	220	292
Income tax expense	—	—	1	1	—	—	2
EBITDA from continuing operations	1,674	892	1,583	1	116	(3,501)	765

Unrealized gain on equity securities (1)	—	—	—	—	—	(6)	(6)
Restructuring costs (3)	—	—	60	—	—	—	60
Stock-based compensation	—	—	—	—	—	114	114
Loss on sale of buildings	—	—	4	—	—	—	4
Transaction cost (5)	—	—	—	—	—	1,059	1,059
Non-GAAP adjusted EBITDA from continuing operations	$1,674	$892	$1,647	$1	$116	$(2,334)	$1,996

For The Nine Months Ended September 30, 2020	Diagnostic Services	Diagnostic Imaging	Mobile Healthcare	Building & Construction	Real Estate & Investments	Corporate, eliminations and other	Total

Net income (loss) from continuing operations	$2,935	$2,145	$(11)	$(1,748)	$(266)	$(9,055)	$(6,000)
Depreciation and amortization	917	189	4,130	1,723	196	—	7,155
Interest expense	56	9	23	708	—	418	1,214
Income tax expense	12	68	4	6	—	—	90
EBITDA from continuing operations	3,920	2,411	4,146	689	(70)	(8,637)	2,459

Unrealized gain on equity securities (1)	—	—	—	—	—	(33)	(33)
Litigation costs (2)	—	—	—	—	—	244	244
Stock-based compensation	—	—	—	—	—	382	382
Write-off of DMS assets due to litigation (4)	—	—	142	—	—	—	142
Transaction cost (5)	—	—	—	—	—	115	115
Personal Protection Equipment (7)	—	46	—	—	—	—	46
Sales and use Tax (8)	—	—	73	—	—	—	73
Non-GAAP adjusted EBITDA from continuing operations	$3,920	$2,457	$4,361	$689	$(70)	$(7,929)	$3,428

For The Nine Months Ended September 30, 2019	Diagnostic Services	Diagnostic Imaging	Mobile Healthcare	Building & Construction	Real Estate & Investments	Corporate, eliminations and other	Total

Net income (loss) from continuing operations	$4,942	$1,919	$(539)	$(128)	$(300)	$(10,530)	$(4,636)
Depreciation and amortization	942	215	4,137	124	217	—	5,635
Interest expense	63	—	36	39	—	589	727
Income tax expense/(benefit)	—	(98)	(71)	1	—	—	(168)
EBITDA from continuing operations	5,947	2,036	3,563	36	(83)	(9,941)	1,558

Unrealized gain on equity securities (1)	—	—	—	—	—	(29)	(29)
Restructuring costs (3)	—	—	122	—	—	—	122
Loss on extinguishment of debt	—	151	—	—	—	—	151
Stock-based compensation	—	—	—	—	—	416	416
Loss on sale of buildings	—	—	236	—	—	—	236
Write off of Star Real Estate Holding Assets	—	—	—	—	143	—	143
Transaction cost (5)	—	—	—	—	—	2,015	2,015
Write off of preferred stock issuance cost (6)	—	—	—	—	—	273	273
Non-GAAP adjusted EBITDA from continuing operations	$5,947	$2,187	$3,921	$36	$60	$(7,266)	$4,885

(1)Reflects change in fair value of investments in equity securities.
(2)Reflects one-time litigation costs.
(3) Reflects severance related costs.
(4)Reflects write-off of assets related to litigation.

(5)Reflects legal and other costs related to the ATRM merger and HoldCo conversion.
(6)Reflects write-off of costs related to a potential offering of preferred stock the Company did not complete.
(7)Reflects purchases related to COVID -19 Protection Equipment.
(8)Reflects additional sales and use tax as a result of a South Dakota sales tax audit.

Digirad Corporation
Reconciliation of Operating Cash Flow to Free Cash Flow
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net cash used in operating activities	$(1,929)	$(1,133)	$(1,880)	$(765)
Less purchases of property and equipment	(360)	—	(646)	(1,182)
Gross free cash flow	(2,289)	(1,133)	(2,526)	(1,947)
Plus net dispositions	72	440	156	1,496
Plus merger related net working capital adjustment	—	1,058	115	2,058
Free cash flow	$(2,217)	$365	$(2,255)	$1,607

Digirad Corporation
Supplemental Debt Information
(Unaudited)
(In thousands)
A summary of the Company’s credit facilities and related party notes are as follows (in thousands):

	September 30, 2020		December 31, 2019
	Amount	Weighted-Average Interest Rate	Amount	Weighted-Average Interest Rate
Revolving Credit Facility - Gerber KBS	$46	6.00%	$1,111	7.50%
Revolving Credit Facility - Premier	—	—%	2,925	6.25%
Total Short-Term Revolving Credit Facilities	$46	6.00%	$4,036	6.59%
Revolving Credit Facility - SNB	$10,849	2.65%	$17,038	4.26%
Revolving Credit Facility - Gerber EBGL	1,257	6.00%	—	—%
Total Long-Term Revolving Credit Facilities	$12,106	3.00%	$17,038	4.26%
LSV Co-Invest I Promissory Note (“January Note”)	$668	12.00%	$595	12.00%
LSV Co-Invest I Promissory Note (“June Note”)	1,150	12.00%	1,023	12.00%
LSVM Note	337	12.00%	302	12.00%
Total Notes Payable From Related Parties	$2,155	12.00%	$1,920	12.00%
Short Term Paycheck Protection Program Notes	$3,625	1.00%	$—	—%
Long Term Paycheck Protection Program Notes	3,023	1.00%	—	—%
Total Paycheck Protection Program Notes	$6,648	1.00%	$—	—%

Term Loan Facilities
The following table presents the Star and Premier term loans balance net of unamortized debt issuance costs as of September 30, 2020 (in thousands):

September 30, 2020
Amount
Gerber - Star Term Loan	$1,900
Premier - Term Loan	819
Total Principal	2,719
Unamortized debt issuance costs	(363)
Total	$2,356

Digirad Corporation
Supplemental Segment Information
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue by segment
Diagnostic Services	$10,711	$11,670	$28,665	$35,714
Diagnostic Imaging	2,048	3,351	7,242	8,923
Mobile Healthcare	9,035	10,575	26,534	30,669
Building & Construction	8,542	2,729	19,061	2,729
Real Estate & Investments	175	43	525	43
Corporate, eliminations and other	(158)	(35)	(475)	(35)
Consolidated revenue	$30,353	$28,333	$81,552	$78,043

Gross profit by segment:
Diagnostic Services	$2,076	$2,162	$5,034	$7,548
Diagnostic Imaging	399	1,174	2,500	3,040
Mobile Healthcare	1,155	1,441	3,205	3,351
Building & Construction	1,253	477	2,709	477
Real Estate & Investments	110	(23)	329	(200)
Corporate, eliminations and other	(158)	(35)	(475)	(35)
Consolidated gross profit	$4,835	$5,196	$13,302	$14,181

Income (loss) from continuing operations by segment:
Diagnostic Services	$1,424	$1,304	$2,904	$4,914
Diagnostic Imaging	138	755	1,592	1,662
Mobile Healthcare	176	310	5	(357)
Building & Construction	(496)	(125)	(2,445)	(125)
Real Estate & Investments	93	(61)	209	(260)
Corporate, eliminations and other	(158)	(35)	(475)	(35)
Unallocated corporate and other expenses	(2,710)	(2,299)	(7,453)	(7,231)
Segment loss from operations	(1,533)	(151)	(5,663)	(1,432)
Merger and finance costs	—	(1,058)	—	(2,058)
Consolidated loss from operations	$(1,533)	$(1,209)	$(5,663)	$(3,490)

Depreciation and amortization by segment:
Diagnostic Services	$280	$333	$917	$942
Diagnostic Imaging	60	64	189	215
Mobile Healthcare	1,388	1,272	4,130	4,137
Building & Construction	580	124	1,723	124
Real Estate & Investments	65	208	196	243
Total depreciation and amortization	$2,373	$2,001	$7,155	$5,661